Exhibit 99.1

Proofpoint Announces First Quarter 2019 Financial Results

First Quarter Highlights

•	Total revenue of $202.9 million, up 25% year-over-year
•	Billings of $215.0 million, up 15% year-over-year
•	GAAP EPS of $(0.51) per share
•	Non-GAAP EPS of $0.40 per share (or Non-GAAP EPS of $0.34 reporting under SEC C&DI 102.11 )
•	Operating cash flow of $54.1 million and free cash flow of $48.6 million
•	Increasing FY19 billings, revenue and profitability guidance

SUNNYVALE, Calif., – April 25, 2019 – Proofpoint, Inc. (NASDAQ: PFPT), a leading next-generation security and compliance company, today announced financial results for the first quarter ended March 31, 2019.

“We are pleased by our strong start in 2019, with our team delivering yet another quarter of exceptional topline and bottom line financial results,” stated Gary Steele, chief executive officer of Proofpoint.  “Our people-centric approach to cybersecurity is resonating with customers, and we continue to benefit from enterprise cloud adoption and our proven ability to identify and block advanced threats.  These factors, coupled with increasing demand for our emerging products and our consistently high renewal rates, further support and extend our long-term growth opportunity.”

First Quarter 2019 Financial Highlights

•	Revenue: Total revenue for the first quarter of 2019 was $202.9 million, an increase of 25%, compared to $162.5 million for the first quarter of 2018.
•	Billings: Total billings for the first quarter of 2019 were $215.0 million, an increase of 15%, compared to $186.2 million for the first quarter of 2018.
•

Gross Profit: GAAP gross profit for the first quarter of 2019 was $147.7 million compared to $115.4 million for the first quarter of 2018.  Non-GAAP gross profit for the first quarter of 2019 was $159.2 million compared to $125.2 million for the first quarter of 2018.  GAAP gross margin for the first quarter of 2019 was 73%, compared to 71% for the first quarter of 2018.  Non-GAAP gross margin was 78% for the first quarter of 2019 compared to 77% for the first quarter of 2018.

•

Operating Income (Loss): GAAP operating loss for the first quarter of 2019 was $(28.4) million compared to a loss of $(23.8) million for the first quarter of 2018.  Non-GAAP operating income for the first quarter of 2019 was $22.9 million compared to $16.7 million for the first quarter of 2018.

•

Net Income (Loss): GAAP net loss for the first quarter of 2019 was $(28.3) million, or $(0.51) per share, based on 55.3 million weighted average shares outstanding.  This compares to a GAAP net loss of $(12.2) million, or $(0.24) per share, based on 50.5 million weighted average shares outstanding for the first quarter of 2018.  Non-GAAP net income for the first quarter of 2019 was $23.1 million, or $0.40 per share, under the company’s historical calculation methodology.  This compares to non-GAAP net income of $16.6 million, or $0.30 per share, based on 56.3 million weighted average diluted shares outstanding for the first quarter of 2018.  Non-GAAP earnings per share for the first quarter of 2018 included the shares associated with the company’s convertible notes, and cash interest expense (net of tax) of $0.4 million that was added back to net income as the “If-Converted” threshold during the period was achieved.  Under the new calculation methodology using the SEC’s Non-GAAP Financial Measures Compliance and Disclosure Interpretations (C&DI 102.11), and as explained further below, net income for the first quarter of 2019 was $19.6 million, or $0.34 per share, based on 57.6 million weighted average diluted shares outstanding. As a result of this, non-GAAP net income included $3.4 million in additional non-GAAP income tax expense.

•

Cash and Cash Flow: As of March 31, 2019, Proofpoint had cash, cash equivalents, and short term investments of $257.0 million.  The company generated $54.1 million in net cash from operations for the first quarter of 2019 compared to $34.9 million during the first quarter of 2018.  The company’s free cash flow for the quarter was $48.6 million compared to $26.4 million for the first quarter of 2018.

“Our solid first quarter results continue to demonstrate our disciplined approach to managing the business to drive attractive revenue and free cash flow growth,” stated Paul Auvil, chief financial officer of Proofpoint.  “We were particularly pleased with our ability to significantly exceed our profitability targets including free cash flow margins of 24 percent, while still growing the topline by 25 percent year-over-year.”

A reconciliation of GAAP to non-GAAP financial measures has been provided in the financial tables included in this press release.  An explanation of these measures and how they are calculated are also included below under the heading “Non-GAAP Financial Measures.”

Non-GAAP Income Tax Expense

Starting January 1, 2019, the company changed the calculation of its non-GAAP provision for income taxes in accordance with the SEC’s Non-GAAP Financial Measures Compliance and Disclosure Interpretations (C&DI 102.11). The company’s current and deferred income tax expense is commensurate with the non-GAAP measure of profitability using a non-GAAP tax rate of 17% for the three-months ended March 31, 2019. The company uses annual projected tax rate in its computation of the non-GAAP income tax provision, and excludes the direct impact of stock-based compensation and intangible amortization expenses. The projected rate considers other factors such as our current operating structure, existing tax positions in various jurisdictions, and key legislation in major jurisdictions where we operate. The change has no impact on tax liability or cash flows.  The following table summarizes the impact of C&DI 102.11 on the quarter ended March 31, 2019, and the midpoint of the company’s non-GAAP net income guidance ranges for the quarter ending June 30, 2019, and for the year ending December 31, 2019.

Non-GAAP Income Tax Expense
(In thousands)
(Unaudited)

	Three Months Ended	Three Months Ending	Year Ending
	March 31, 2019	June 30, 2019	December 31, 2019
Non-GAAP net income before taxes	$23,662	$24,700	$102,700
Non-GAAP income tax expense before applying C&DI 102.11	(594)	(700)	(2,800)
Non-GAAP net income before applying C&DI 102.11	23,068	24,000	99,900
Impact of C&DI 102.11 on non-GAAP income tax expense	(3,429)	(3,500)	(14,650)
Non-GAAP net income	$19,639	$20,500	$85,250

Financial Outlook

As of April 25, 2019, Proofpoint is providing its second quarter and full year 2019 guidance as follows:

•

Second Quarter 2019 Guidance: Total revenue is expected to be in the range of $210.0 million to $212.0 million.  Billings are expected to be in the range of $228.0 million to $230.0 million.  GAAP gross margin is expected to be 73%.  Non-GAAP gross margin is expected to be approximately 78%. GAAP net loss is expected to be in the range of $(33.5) million to $(29.1) million, or $(0.61) to $(0.53) per share, based on approximately 55.3 million weighted average diluted shares outstanding.  Non-GAAP net income is expected to be in the range of $19.5 to $21.5 million, or $0.34 to $0.37 per share, using 57.7 million weighted average diluted shares outstanding, and based on our reporting under C&DI 102.11.  This range would have been $23.0 million to $25.0 million under our historical calculation methodology. Free cash flow during the quarter is expected to be in the range of $25.0 million to $27.0 million, which assumes capital expenditures of approximately $9.0 million.
•

Full Year 2019 Guidance: Total revenue is expected to be in the range of $874.0 million to $878.0 million.  Billings are expected to be in the range of $1,062.0 million to $1,066.0 million. GAAP gross margin is expected to be 73%.  Non-GAAP gross margin is expected to be 78%.  GAAP net loss is expected to be in the range of $(112.1) million to $(102.9) million, or $(2.01) to $(1.84) per share, based on approximately 55.9 million weighted average diluted shares outstanding.  Non-GAAP net income is expected to be in the range of $83.5 million to $87.0 million, or $1.43 to $1.49 per share, using 58.5 million weighted average diluted shares outstanding, and based on our reporting under C&DI 102.11. This range would have been $97.9 million to $101.9 million under our historical calculation methodology.  Free cash flow is expected to be in the range of $200.0 million to $204.0 million, which assumes capital expenditures of approximately $38.0 million.

Quarterly Conference Call

Proofpoint will host a conference call today at 1:30 p.m. Pacific Time (4:30 p.m. Eastern Time) to review the company’s financial results for the first quarter ended March 31, 2019.  To access this call, dial (888) 394-8218 for the U.S. or Canada, or (323) 794-2588 for international callers, with conference ID #3271303.  A live webcast, and an archived recording of the conference call will be accessible from the Investors section of Proofpoint’s website at investors.proofpoint.com.  An audio replay of this conference call will also be available through May 9, 2019, by dialing (844) 512-2921 for the U.S. or Canada or (412) 317-6671 for international callers, and entering passcode #3271303.

About Proofpoint, Inc.

Proofpoint, Inc. (NASDAQ: PFPT) is a leading cybersecurity company that protects organizations’ greatest assets and biggest risks: their people. With an integrated suite of cloud-based solutions, Proofpoint helps companies around the world stop targeted threats, safeguard their data, and make their users more resilient against cyber attacks. Leading organizations of all sizes, including more than half of the Fortune 1000, rely on Proofpoint to mitigate their most critical security and compliance risks across email, the cloud, social media, and the web. More information is available at www.proofpoint.com.

Proofpoint is a trademark or registered trademark of Proofpoint, Inc. in the U.S. and other countries. All other trademarks contained herein are the property of their respective owners.

Forward-Looking Statements

This press release contains forward-looking statements that involve risks and uncertainties. These forward-looking statements include statements regarding momentum in the company’s business, market position, win rates and renewal rates, future growth, and future financial results. It is possible that future circumstances might differ from the assumptions on which such statements are based. Important factors that could cause results to differ materially from the statements herein include: failure to maintain or increase renewals and increased business from existing customers and failure to generate increased business through existing or new channel partner relationships; uncertainties related to continued success in sales growth and market share gains; failure to convert sales opportunities into definitive customer agreements; risks associated with successful implementation of multiple integrated software products and other product functionality; competition, particularly from larger companies with more resources than Proofpoint; risks related to new target markets, new product introductions and innovation and market acceptance thereof; the ability to attract and retain key personnel; potential changes in strategy; risks associated with management of growth; lengthy sales and implementation cycles, particularly in larger organizations; the time it takes new sales personnel to become fully productive; unforeseen delays in developing new technologies and the uncertain market acceptance of new products or features; technological changes that make Proofpoint’s products and services less competitive; security breaches, which could affect our brand; the costs of litigation; the impact of changes in foreign currency exchange rates; the effect of general economic conditions, including as a result of specific economic risks in different geographies and among different industries; risks related to integrating the employees, customers and technologies of acquired businesses; assumption of unknown liabilities from acquisitions; ability to retain customers of acquired entities; and the other risk factors set forth from time to time in our filings with the SEC, including our Annual Report on Form 10-K for the full year ended December 31, 2018, and the other reports we file with the SEC, copies of which are available free of charge at the SEC’s website at www.sec.gov or upon request from our investor relations department.  All forward-looking statements herein reflect our opinions only as of the date of this release, and Proofpoint undertakes no obligation, and expressly disclaims any obligation, to update forward-looking statements herein in light of new information or future events.

Computational Guidance on Earnings Per Share Estimates

Accounting principles require that EPS be computed based on the weighted average shares outstanding (“basic”), and also assuming the issuance of potentially issuable shares (such as those subject to stock options, convertible notes, etc.) if those potentially issuable shares would reduce EPS (“diluted”).

The number of shares related to options and similar instruments included in diluted EPS is based on the “Treasury Stock Method” prescribed in Financial Accounting Standards Board (“FASB”) ASC Topic 260, Earnings Per Share (“FASB ASC Topic 260”). This method assumes a theoretical repurchase of shares using the proceeds of the respective stock option exercise at a price equal to the issuer’s average stock price during the related earnings period. Accordingly, the number of shares includable in the calculation of diluted EPS in respect of stock options and similar instruments is dependent on this average stock price and will increase as the average stock price increases.

The number of shares includable in the calculation of diluted EPS in respect of convertible senior notes is based on the “If Converted” method prescribed in FASB ASC Topic 260. This method assumes the conversion or exchange of these securities for shares of common stock. In determining if convertible securities are dilutive, the interest savings (net of tax) subsequent to an assumed conversion are added back to net earnings. The shares related to a convertible security are included in diluted EPS only if EPS as otherwise calculated is greater than the interest savings, net of tax, divided by the shares issuable upon exercise or conversion of the instrument. Accordingly, the calculation of diluted EPS for these instruments is dependent on the level of net earnings. Each series of convertible securities is considered individually and in sequence, starting with the series having the lowest incremental earnings per share, to determine if its effect is dilutive or anti-dilutive.

Non-GAAP Financial Measures

We have provided in this release financial information that has not been prepared in accordance with GAAP. We use these non-GAAP financial measures internally in analyzing our financial results and believe they are useful to investors, as a supplement to GAAP measures, in evaluating our ongoing operational performance. We believe that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing our financial results with other companies in our industry, many of which present similar non-GAAP financial measures to investors.

Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Investors are encouraged to review the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures below. As previously mentioned, a reconciliation of our non-GAAP financial measures to their most directly comparable GAAP measures has been provided in the financial statement tables included below in this press release.

Non-GAAP gross profit and gross margin. We define non-GAAP gross profit as GAAP gross profit, adjusted to exclude stock-based compensation expense and the amortization of intangibles associated with acquisitions. We define non-GAAP gross margin as non-GAAP gross profit divided by GAAP revenue. We consider these non-GAAP financial measures to be useful metrics for management and investors because they exclude the effect of non-cash charges that can fluctuate for Proofpoint, based on timing of equity award grants and the size, timing and purchase price allocation of acquisitions so that our management and investors can compare our recurring core business operating results over multiple periods. There are a number of limitations related to the use of non-GAAP gross profit and non-GAAP gross margin versus gross profit and gross margin, in each case, calculated in accordance with GAAP. For example, stock-based compensation has been and will continue to be for the foreseeable future a significant recurring expense in our business. Stock-based compensation is an important part of our employees’ compensation and impacts their performance. In addition, the components of the costs that we exclude in our calculation of non-GAAP gross profit and non-GAAP gross margin may differ from the components that our peer companies exclude when they report their non-GAAP results.  Management compensates for these limitations by providing specific information regarding the GAAP amounts excluded from non-GAAP gross profit and non-GAAP gross margin and evaluating non-GAAP gross profit and non-GAAP gross margin together with gross profit and gross margin calculated in accordance with GAAP.

Non-GAAP operating income. We define non-GAAP operating income as operating loss, adjusted to exclude stock-based compensation expense and the amortization of intangibles and costs associated with acquisitions and litigation. Costs associated with acquisitions include legal, accounting, and other professional fees, as well as changes in the fair value of contingent consideration obligations. We consider this non-GAAP financial measure to be a useful metric for management and investors because they exclude the effect of stock-based compensation expense and the amortization of intangibles and costs associated with acquisitions and litigation so that our management and investors can compare our recurring core business operating results over multiple periods. There are a number of limitations related to the use of non-GAAP operating income versus operating loss calculated in accordance with GAAP. For example, as noted above, non-GAAP operating income excludes stock-based compensation expense. In addition, the components of the costs that we exclude in our calculation of non-GAAP operating income may differ from the components that our peer companies exclude when they report their non-GAAP results of operations, and some of these items are cash-based. Management compensates for these limitations by providing specific information regarding the GAAP amounts excluded from non-GAAP operating income and evaluating non-GAAP operating income together with operating loss calculated in accordance with GAAP.

Non-GAAP net income. We define non-GAAP net income as net loss, adjusted to exclude stock-based compensation expense, amortization of intangibles, costs associated with acquisitions and litigation, non-cash interest expense related to the convertible debt discount and issuance costs for the convertible debt offering, loss on conversion of convertible debt, and tax effects. We consider this non-GAAP financial measure to be a useful metric for management and investors for the same reasons that we use non-GAAP operating income.

Starting January 1, 2019, the company changed the calculation of its non-GAAP provision for income taxes in accordance with the SEC’s Non-GAAP Financial Measures Compliance and Disclosure Interpretations. The company’s current and deferred income tax expense is commensurate with the non-GAAP measure of profitability using a non-GAAP tax rate of 17% for the three months ended March 31, 2019. The company uses an annual projected tax rate in its computation of the non-GAAP income tax provision, and excludes the direct impact of stock-based compensation and intangible amortization expenses. The projected rate considers other factors such as our current operating structure, existing tax positions in various jurisdictions, and key legislation in major jurisdictions where we operate.

Billings. We define billings as revenue recognized plus the change in deferred revenue and customer prepayments less change in unbilled accounts receivable from the beginning to the end of the period, but excluding additions to deferred revenue from acquisitions. Customer prepayments represent billed amounts for which the contract can be terminated and the customer has a right of refund. Unbilled accounts receivable represent amounts for which the company has recognized revenue, pursuant to its revenue recognition policy, for subscription software already delivered and professional services already performed, but billed in arrears and for which the company believes it has an unconditional right to payment. We consider billings to be a useful metric for management and investors because billings drive deferred revenue, which is an important indicator of the health and visibility of our business, and has historically represented a majority of the quarterly revenue that we recognize. There are a number of limitations related to the use of billings versus revenue calculated in accordance with GAAP. Billings include amounts that have not yet been recognized as revenue, but exclude additions to deferred revenue from acquisitions. We may also calculate billings in a manner that is different from other companies that report similar financial measures. Management compensates for these limitations by providing specific information regarding GAAP revenue and evaluating billings together with revenues calculated in accordance with GAAP.

Free cash flow. We define free cash flow as net cash provided by operating activities minus capital expenditures. We consider free cash flow to be a liquidity measure that provides useful information to management and investors about the amount of cash generated by the business that, after the acquisition of property and equipment, can be used for strategic opportunities, including investing in our business, making strategic acquisitions, and strengthening the balance sheet. Analysis of free cash flow facilitates management’s comparisons of our operating results to competitors’ operating results. A limitation of using free cash flow versus the GAAP measure of net cash provided by operating activities as a means for evaluating our company is that free cash flow does not represent the total increase or decrease in the cash balance from operations for the period because it excludes cash used for capital expenditures during the period. Management compensates for this limitation by providing information about our capital expenditures on the face of the cash flow statement and in the “Management’s Discussion and Analysis of Financial Condition and Results of Operations - Liquidity and Capital Resources” section of our quarterly and annual reports filed with the SEC.

Proofpoint, Inc.

Consolidated Statements of Operations

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended March 31,
	2019	2018
Revenue:
Subscription	$199,584	$158,787
Hardware and services	3,353	3,674
Total revenue	202,937	162,461
Cost of revenue:(1)(2)
Subscription	48,252	42,198
Hardware and services	6,991	4,859
Total cost of revenue	55,243	47,057
Gross profit	147,694	115,404
Operating expense:(1)(2)
Research and development	53,249	43,732
Sales and marketing	97,004	77,897
General and administrative	25,825	17,525
Total operating expense	176,078	139,154
Operating loss	(28,384)	(23,750)
Interest income (expense)	1,178	(2,821)
Other (expense) income, net	(452)	343
Loss before income taxes	(27,658)	(26,228)
(Provision for) benefit from income taxes	(620)	14,072
Net loss	$(28,278)	$(12,156)
Net loss per share, basic and diluted	$(0.51)	$(0.24)
Weighted average shares outstanding, basic and diluted	55,335	50,504
(1) Includes stock‑based compensation expense as follows:
Cost of subscription revenue	$3,875	$3,451
Cost of hardware and services revenue	906	591
Research and development	11,499	10,035
Sales and marketing	13,754	11,502
General and administrative	10,987	5,493
Total stock-based compensation expense	$41,021	$31,072
(2) Includes intangible amortization expense as follows:
Cost of subscription revenue	$6,762	$5,776
Research and development	—	15
Sales and marketing	3,537	2,415
Total intangible amortization expense	$10,299	$8,206

Proofpoint, Inc.

Consolidated Balance Sheets

(In thousands, except per share amounts)

(Unaudited)

	March 31,	December 31,
	2019	2018
Assets
Current assets:
Cash and cash equivalents	$216,586	$185,392
Short-term investments	40,405	46,307
Accounts receivable, net	163,139	199,194
Inventory	612	481
Deferred product costs	1,703	1,800
Deferred commissions	37,986	37,391
Prepaid expenses and other current assets	21,824	16,872
Total current assets	482,255	487,437
Property and equipment, net	68,361	70,627
Operating lease right-of-use assets	54,635	—
Long-term deferred product costs	300	303
Goodwill	457,274	460,425
Intangible assets, net	126,346	136,645
Long-term deferred commissions	71,038	69,989
Other assets	9,029	7,592
Total assets	$1,269,238	$1,233,018
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$14,735	$20,237
Accrued liabilities	71,019	90,719
Deferred rent	—	829
Operating lease liabilities	23,851	—
Deferred revenue	499,024	490,296
Total current liabilities	608,629	602,081
Long-term deferred rent	—	3,757
Long-term operating lease liabilities	35,011	—
Other long-term liabilities	7,278	6,812
Long-term deferred revenue	111,209	107,834
Total liabilities	762,127	720,484
Stockholders’ equity
Common stock, $0.0001 par value; 200,000 shares authorized; 55,607 and 55,149 shares issued and outstanding at March 31, 2019 and December 31, 2018, respectively	6	6
Additional paid-in capital	1,130,711	1,107,953
Accumulated other comprehensive income (loss)	1	(7)
Accumulated deficit	(623,607)	(595,418)
Total stockholders’ equity	507,111	512,534
Total liabilities and stockholders’ equity	$1,269,238	$1,233,018

Proofpoint, Inc.

Consolidated Statements of Cash Flows

(In thousands)

(Unaudited)

	Three Months Ended March 31,
	2019	2018
Cash flows from operating activities
Net loss	$(28,278)	$(12,156)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	18,660	15,524
Stock-based compensation	41,021	31,072
Change in fair value of contingent consideration	—	(79)
Amortization of debt issuance costs and accretion of debt discount	—	3,053
Amortization of deferred commissions	11,271	8,374
Amortization of operating lease right-of-use assets	5,634	—
Deferred income taxes	(60)	(14,772)
Other	734	(213)
Changes in assets and liabilities:
Accounts receivable	35,616	(1,436)
Inventory	(131)	127
Deferred products costs	100	(106)
Deferred commissions	(12,915)	(9,214)
Prepaid expenses	(6,369)	(3,896)
Other current assets	222	1,652
Long-term assets	(469)	114
Accounts payable	(4,305)	5,011
Accrued liabilities	(12,547)	(11,751)
Deferred rent	-	114
Operating lease liabilities	(6,188)	—
Deferred revenue	12,103	23,504
Net cash provided by operating activities	54,099	34,922
Cash flows from investing activities
Proceeds from maturities of short-term investments	32,273	31,500
Proceeds from sales of short-term investments	—	11,931
Purchase of short-term investments	(26,373)	(13,761)
Purchase of property and equipment	(5,477)	(8,539)
Receipts from escrow account	—	555
Acquisitions of business, net of cash acquired	—	(223,786)
Net cash provided by (used in) investing activities	423	(202,100)
Cash flows from financing activities
Proceeds from issuance of common stock	1,105	2,678
Withholding taxes related to restricted stock net share settlement	(24,623)	(20,043)
Repayments of equipment loans and capital lease obligations	—	(12)
Contingent consideration payment	—	(555)
Net cash used in financing activities	(23,518)	(17,932)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	206	374
Net increase (decrease) in cash, cash equivalents and restricted cash	31,210	(184,736)
Cash, cash equivalents and restricted cash
Beginning of period	186,152	286,660
End of period	$217,362	$101,924

Reconciliation of Non-GAAP Measures

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended
	March 31,
	2019	2019	2018
	New Method (1)	Historical Method (1)	Historical Method (1)

GAAP gross profit	$147,694	$147,694	$115,404
GAAP gross margin	73%	73%	71%
Plus:
Stock-based compensation expense	4,781	4,781	4,042
Intangible amortization expense	6,762	6,762	5,776
Non-GAAP gross profit	159,237	159,237	125,222
Non-GAAP gross margin	78%	78%	77%

GAAP operating loss	(28,384)	(28,384)	(23,750)
Plus:
Stock-based compensation expense	41,021	41,021	31,072
Intangible amortization expense	10,299	10,299	8,206
Acquisition-related expenses	—	—	1,168
Non-GAAP operating income	22,936	22,936	16,696

GAAP net loss	(28,278)	(28,278)	(12,156)
Plus:
Stock-based compensation expense	41,021	41,021	31,072
Intangible amortization expense	10,299	10,299	8,206
Acquisition-related expenses	—	—	1,168
Interest expense - debt discount and issuance costs	—	—	3,053
Income tax expense (1)	(3,403)	26	(14,720)
Non-GAAP net income	$19,639	$23,068	$16,623
Add interest expense of convertible senior notes, net of tax (2)	—	—	431
Numerator for non-GAAP EPS calculation	$19,639	$23,068	$17,054
Non-GAAP net income per share - diluted	$0.34	$0.40	$0.30

GAAP weighted-average shares used to compute net loss per share, diluted	55,335	55,335	50,504
Dilutive effect of convertible senior notes (2)	—	—	2,831
Dilutive effect of employee equity incentive plan awards (3)	2,271	2,271	2,986
Non-GAAP weighted-average shares used to compute net income per share, diluted	57,606	57,606	56,321

(1) Starting January 1, 2019, the company changed the calculation of its non-GAAP provision for income taxes in accordance with the SEC’s Non-GAAP Financial Measures Compliance and Disclosure Interpretations. The company’s current and deferred income tax expense is commensurate with the non-GAAP measure of profitability using a non-GAAP tax rate of 17% for the three months ended March 31, 2019. The company uses an annual projected tax rate in its computation of the non-GAAP income tax provision, and excludes the direct impact of stock-based compensation and intangible amortization expenses.  The change has no impact on tax liability or cash flows. For the three-months ended March 31, 2018, only GAAP deferred tax expenses or benefits related to the amortization of intangible assets and deferred tax benefits related to changes in the company's valuation allowance resulting from business acquisitions were excluded from the non-GAAP income tax expense. The Non-GAAP income tax for the three months ended March 31, 2018, excluded $14,725 of deferred tax benefits related to a reduction in the company’s deferred tax valuation allowance resulting from the Wombat Acquisition.

(2) The company uses the if-converted method to compute diluted earnings per share with respect to its convertible senior notes. There was no add-back of interest expense or additional dilutive shares related to the convertible senior notes where the effect was anti-dilutive.

(3) The company uses the treasury method to compute the dilutive effect of employee equity incentive plan awards.

Reconciliation of Total Revenue to Billings

(In thousands)

(Unaudited)

	Three Months Ended
	March 31,
	2019	2018
Total revenue	$202,937	$162,461
Deferred revenue and customer prepayments
Ending	617,170	470,195
Beginning	605,073	431,371
Net Change	12,097	38,824
Unbilled accounts receivable
Ending	1,261	966
Beginning	1,276	603
Net Change	15	(363)
Less:
Deferred revenue contributed by acquisitions	—	(14,700)
Billings	$215,049	$186,222

Reconciliation of GAAP Cash Flows from Operations to Free Cash Flows

(In thousands)

(Unaudited)

	Three Months Ended
	March 31,
	2019	2018
GAAP cash flows provided by operating activities	$54,099	$34,922
Less:
Purchases of property and equipment	(5,477)	(8,539)
Non-GAAP free cash flows	$48,622	$26,383

Revenue by Solution

(In thousands)

(Unaudited)

	Three Months Ended
	March 31, 2019	December 31, 2018	September 30, 2018	June 30, 2018	March 31, 2018	December 31, 2017
Advanced Threat	$151,325	$147,367	$137,953	$129,208	$123,613	$109,831
Compliance	51,612	51,112	46,226	42,667	38,848	37,088
Total revenue	$202,937	$198,479	$184,179	$171,875	$162,461	$146,919

Reconciliation of Non-GAAP Measures to Guidance

(In millions, except per share amount)

(Unaudited)

	Three Months Ending	Year Ending
	June 30,	December 31,
	2019	2019

Total revenue	$210.0 - $212.0	$874.0 - $878.0

GAAP gross profit	152.3 - 153.9	637.1 - 640.7
GAAP gross margin	73%	73%
Plus:
Stock-based compensation expense	5.2 - 5.0	19.4 - 18.8
Intangible amortization expense	6.6	25.5
Non-GAAP gross profit	164.1 - 165.5	682.0 - 685.0
Non-GAAP gross margin	78%	78%

GAAP net loss	$(33.5) - $(29.1)	$(112.1) - $(102.9)
Plus:
Stock-based compensation expense	46.0 - 44.0	170.0- 165.0
Intangible amortization expense	10.3	39.9
Income tax expense	(3.3) - (3.7)	(14.3) - (15.0)
Non-GAAP net income	$19.5 - $21.5	$83.5 - $87.0
Non-GAAP net income per share - diluted	$0.34 - $0.37	$1.43 - $1.49
Non-GAAP weighted-average shares used to compute net income per share, diluted	57.7	58.5

	Three Months Ending	Year Ending
	June 30,	December 31,
	2019	2019

GAAP cash flows provided by operating activities	$34.0 - $36.0	$238.0 - $242.0
Less:
Purchases of property and equipment	(9.0)	(38.0)
Non-GAAP free cash flows	$25.0 - $27.0	$200.0 - $204.0

Media Contact

Kristy Campbell

Proofpoint, Inc.

408-517-4710

kcampbell@proofpoint.com

Investor Contacts

Jason Starr
Proofpoint, Inc.
408-585-4351
jstarr@proofpoint.com